EXHIBIT 14
                                                                      ----------

                                 CODE OF ETHICS
                                       OF
                            PERFISANS HOLDINGS, INC.

GENERAL PHILOSOPHY

The honesty, integrity and sound judgment of Perfisans Holdings, Inc.'s ("Perfisans") Senior Financial Officers is fundamental to our reputation and success. The professional and ethical conduct of the Senior Financial Officers is essential to the proper functioning and success of Perfisans.

APPLICABILITY

This Code of Ethics shall apply to Perfisans' Senior Financial Officers. "Senior Financial Officers" shall include the principal executive officer, the principal financial officer, the principal accounting officer or controller, or persons performing similar functions, including Perfisans's President and Chief Executive Officer, Chief Financial Officer, and Vice President--Accounting and Controller. In the event of the change of an officer's title or designation as a principal officer, or the addition of an officer to the foregoing definition, any officer performing a similar function shall be included.

STANDARDS OF CONDUCT

To the best of their knowledge and ability, the Senior Financial Officers shall:

o        act with  honesty and  integrity,  including  the  ethical  handling of
         actual  or  apparent   conflicts  of  interest   between  personal  and
         professional relationships;

o provide full, fair, accurate, timely, and understandable disclosure in reports and documents that Perfisans files with, or submits to, the Securities and Exchange Commission ("Commission") and in other public communications made by Perfisans;

o        comply with applicable governmental laws, rules and regulations;

o promote the prompt internal reporting of violations of this Code of Ethics to the chair of the Audit Committee of the board of directors;

o respect the confidentiality of information acquired in the course of employment;

o        maintain the skills necessary and relevant to Perfisans' needs;

o promote, as appropriate, contact by employees with the Corporate Governance Office or the chair of the Audit Committee of the board of directors for any issues concerning improper accounting or financial reporting of Perfisans without fear of retaliation; and

o proactively promote ethical and honest behavior within Perfisans and its consolidated subsidiaries.

Any violation of this Code of Ethics will be subject to appropriate discipline, up to and including dismissal from Perfisans and prosecution under the law. The board of directors shall have the sole and absolute discretionary authority to approve any deviation or waiver from this Code of Ethics for Senior Financial Officers. Any change in or waiver from and the grounds for such change or waiver of this Code of Ethics for Senior Financial Officers shall be promptly disclosed through a filing with the Commission on Form 8-K.